UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2017 (May 31, 2017)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2017, Tremor Video, Inc., or the Company, announced that Mark Zagorski will be joining the Company as its Chief Executive Officer, commencing on July 10, 2017.   On his employment commencement date, Mr. Zagorski will be appointed as a member of the Company’s board of directors (the “Board”).  Paul Caine will continue as Chairman of the Board following Mr. Zagorski’s appointment.

Mr. Zagorski, age 48, served as Chief Executive Officer of eXelate Inc., a leading data management and analytics platform, from December 2010 until its acquisition by the Nielsen Company in March 2015, and continued to manage the eXelate business as Executive Vice President, Nielsen Marketing Cloud through June 2017.  Mr. Zagorski served as the Chief Revenue Officer of eXelate from April 2008 to 2010.  Prior to that, from January 2005 to April 2008, he served as Chief Marketing Officer of MediaSpan, a provider of digital content management and online marketing and advertising solutions for media companies.  In 1999, Mr. Zagorski helped launch WorldNow, a media platform enabling TV broadcasters to distribute and manage online content across digital platforms, and served as its President from February 2002 to December 2004.  Mr. Zagorski holds a B.S. in finance from Gannon University and an M.B.A. from the University of Rochester’s Simon School of Business.

In connection with Mr. Zagorski’s appointment as Chief Executive Officer, on May 31, 2017, the Company entered into an offer letter with respect to Mr. Zagorski’s employment with the Company (the “Zagorski Offer Letter”). Under the Zagorski Offer Letter, Mr. Zagorski will be paid an annual base salary of $475,000 and will have an annual target bonus opportunity of $356,250. For 2017, Mr. Zagorski will receive an annual bonus equal to 100% of his annual target bonus opportunity, provided that he remains employed with the Company through the date of payout.  For subsequent years, Mr. Zagorski will be eligible to earn an annual performance bonus pursuant to the Company’s annual bonus plan then in effect.  Mr. Zagorski will be entitled to participate in the Company’s benefit plans.

Upon commencement of his employment, Mr. Zagorski will receive a one-time cash payment of $250,000.  In the event that his employment terminates within 180 days of his employment commencement date other than in a Qualified Separation (as defined below), Mr. Zagorski is required to reimburse the Company the full amount of the cash payment.  Mr. Zagorski will receive an additional one-time cash payment of $250,000 on the first anniversary of his employment commencement date, provided that he remains employed in good standing as of such date.

Mr. Zagorski is required, within 30 days of his employment commencement date, to purchase shares of the Company’s common stock with a value of at least $100,000; provided that in the event he is prohibited from making any such purchase due to the Company’s insider trading policy or applicable securities laws, he is required to purchase such shares as soon as practical following the first date on which he is permitted to make such purchase.

In connection with Mr. Zagorski’s appointment as Chief Executive Officer, he will be granted the following equity awards on his employment commencement date:

(i)            restricted stock units covering a number of shares calculated by dividing (a) $440,000 by (b) the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, which will vest over four years, in four equal installments at each one-year anniversary, provided Mr. Zagorski continues to provide services to the Company on each such vesting date;

(ii)           a common stock option to purchase 450,000 shares of common stock at an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, which will vest over four years, with a one year cliff and monthly vesting thereafter, provided Mr. Zagorski continues to provide services to the Company on each such vesting date; and

(iii)          a common stock option (the “Performance Option”) to purchase 450,000 shares of common stock at an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, which will vest as follows (a) 50% of the shares subject to the Performance Option will vest as of the date on which the 30-day moving average of Company’s common stock exceeds $4.00 per share (as adjusted to account for any stock splits or other adjustments) (the “$4.00 Hurdle”) and (b) 50% of the shares subject to the Performance Option will vest as of the date on which the 30-day moving average of Company’s common stock exceeds $5.00 per share (as adjusted to account for any stock splits or other adjustments) (the “$5.00 Hurdle”); provided, in each case, that Mr. Zagorski continues to provide services to the Company on each such vesting date.  In the event of a change in control (as defined in the Zagorski Offer Letter) pursuant to which the Company’s common stock is acquired at a price per share greater than (a) $4.00 per share (as adjusted to account for any stock splits or other adjustments), then the $4.00 Hurdle will be deemed to have been achieved or (b) $5.00 per share (as adjusted to account for any stock splits or other adjustments), then the $5.00 Hurdle will be deemed to have been achieved.  In the event that (a) any of the foregoing vesting criteria have not been achieved on the date which is four years from the date of grant, or (b) the Company consummates a change in control pursuant to which the Company’s common stock is acquired at a price per share (as adjusted to account for any stock splits or other adjustments) below $5.00, the unvested portion of the Performance Option (after giving effect to any vesting that may occur in connection with such change in control) shall be cancelled and terminated as of such date.  If any portion of the Performance Option becomes vested, Mr. Zagorski will not be entitled to exercise the vested portion until the date that is 18-months from the applicable vesting date.

In addition, for 2018, Mr. Zagorski will receive an annual equity grant with a value of $600,000, consisting of a combination of restricted stock units and stock options, as determined by the Board. The 2018 equity grant will be made when the Company generally makes 2018 annual grants to its executives.

If, during the term of Mr. Zagorski’s continuous service to the Company, a change in control is consummated, Mr. Zagorski will vest in an additional number of the shares underlying each stock option or restricted stock unit award issued by the Company as if he had provided an additional 12 months of continuous service with the Company as of closing of the change in control.

The Zagorski Offer Letter provides that if the Company terminates Mr. Zagorski’s employment for any reason other than for cause (as defined in the Zagorski Offer Letter), death or disability (as defined in the Zagorski Offer Letter), or Mr. Zagroski resigns for good reason (as defined in the Zagorski Offer Letter) (each, a “Qualified Separation”), Mr. Zagorski is entitled to receive the following severance benefits, conditioned on him executing a release in favor of the Company: (1) 12 months of continued salary; (2) a pro-rated portion of that year’s target bonus and any earned but unpaid bonuses from prior periods; and (3) paid COBRA coverage for up to 12 months.  Additionally, if a Qualified Separation occurs during the period beginning on the date that is two months before a change in control and ending on the date that is twelve months following a change in control, Mr. Zagorski is entitled to acceleration of 100% of the unvested shares subject to any equity award granted by the Company.

There are no family relationships between Mr. Zagorski and any of the Company’s officers or directors. There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

The Company also intends to enter into its standard form of indemnification agreement with Mr. Zagorski, the form of which was previously filed with the SEC as Exhibit 10.18 to Company’s Registration Statement on Form S-1, declared effective by the SEC on June 26, 2013.

The foregoing description of the Zagorski Offer Letter is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Zagorsk Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 7.01. Regulation FD Disclosure.

On June 6, 2017, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1 announcing the appointment of Mr. Zagorski as Chief Executive Officer of the Company.   In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby furnishes the following exhibit:

99.1                                  Press release dated June 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: June 6, 2017	By:	/S/ AARON SALTZ
Aaron Saltz
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated June 6, 2017.